RESOLUTION IN LIEU OF STOCKHOLDERS MEETING

The Undersigned, being the majority stockholders of BRISAM CORPORATION, a Nevada Corporation, in lieu of a Stockholders meeting, hereby consent to the following resolutions:

WHEREAS, the Corporation’s sole officer and director, Ira Lyons, is also an officer and director of another public corporation, Hydrogen Hybrid Technologies, Inc., and

WHEREAS, the Corporation’s majority stockholder, Brian Kitts, has attempted to contact Mr. Lyons in an attempt to discuss the future prospects of this Corporation and has been unable to obtain any meaningful correspondence from Mr. Lyons, and

WHEREAS, Mr. Kitts is concerned that Mr. Lyons involvement with Hydrogen Hybrid Technologies is affecting Mr. Lyons’ ability to effectively operate and manage the Corporation’s business affairs, primarily as a result of Mr. Lyons inability to provide necessary information to the Corporation’s accountants and attorney in order to complete its public reporting requirements.

NOW THEREFORE be it,

RESOLVED, that the Corporation’s sole director, Ira Lyons, be immediately removed as a director of the Corporation in accordance with Nevada Revised Statute §78.335 and Article II-Section 9 of the Corporation’s bylaws, and be it

FURTHER RESOLVED, that Brian Kitts be elected as the sole director of the Corporation to serve until the Corporation’s next annual stockholder meeting or until his successor shall be appointed, and be it

FURTHER RESOLVED, that the Corporation’s super majority stockholders (holding more than two-thirds) approved the removal of Mr. Lyons and appointment of Mr. Kitts effective immediately.

DATED: May 5, 2008

/S/ Brian Kitts	/s/ Laurel Kitts
BRIAN KITTS	LAUREL KITTS

Holding 21,000,000 shares of the Corporation’s common stock,

which represents approximately 68% of the outstanding

shares of the Corporation’s common stock as of the date hereof